UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2014

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On January 29, 2014, Gulfport Energy Corporation (the “Company”) announced that James D. Palm, the Company’s Chief Executive Officer and a member of its Board of Directors (the “Board”), informed the Company of his decision to retire from all positions he holds with the Company, effective as of February 15, 2014 (the “Retirement Date”). In connection with Mr. Palm’s retirement, the Company entered into a separation and release agreement with Mr. Palm, dated as of January 31, 2014 (the “Separation Agreement”), pursuant to which Mr. Palm has agreed, among other things, to provide such advice and transition assistance to the Board and management of the Company as may be requested by the Company from time to time and not to compete with the Company, in each case for a period of three years commencing on the Retirement Date (the “Non-Compete Period”).

Under the Separation Agreement, the Company agreed to provide Mr. Palm with certain compensation and benefits in satisfaction of all contractual obligations under Mr. Palm’s existing employment agreement with the Company and in exchange for the non-competition obligations and the transition services to be provided by Mr. Palm to the Company during the Non-Compete Period, including: (i) all of Mr. Palm’s accrued but unpaid salary and unreimbursed expenses through the Retirement Date, (ii) health care benefits for Mr. Palm and his dependents for up to eighteen (18) months following the Retirement Date, (iii) a lump-sum cash payment of $1,800,000, (iv) $200,000 per year for a period of three years in consulting and non-competition fees, payable in arrears in three equal annual installments beginning on February 15, 2015 and (v) a restricted stock unit award for 80,000 shares of the Company’s common stock, which will vest in three substantially equal annual installments beginning on the first anniversary of the Retirement Date, provided, however, that the payments specified in clause (iv) and the vesting of common stock specified in clause (v) are contingent upon Mr. Palm’s compliance with his obligations under the Separation Agreement and in the event of a violation of these obligations any unpaid payments and unvested common stock will be forfeited. In addition, under the Separation Agreement, all unvested stock options, restricted stock or any other equity awards that had previously been granted to Mr. Palm will become fully vested as of the Retirement Date.

Under the Separation Agreement, Mr. Palm is subject to certain covenants regarding non-competition, ownership of inventions, confidentiality and non-solicitation. The Separation Agreement also contains customary waiver and release provisions pursuant to which Mr. Palm waived, released and discharged the Company and certain other related parties from any and all claims that Mr. Palm may have had against the Company or such other parties as of the date of the Separation Agreement.

The preceding summary of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release issued by the Company on January 29, 2014 regarding Mr. Palm’s impending retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above regarding the impending retirement of James D. Palm, the Company’s Chief Executive Officer and a member of the Board, is incorporated herein by reference.

As indicated in the Company’s January 29, 2014 press release regarding Mr. Palm’s retirement, Michael G. Moore, the Company’s President and Chief Financial Officer, will assume management responsibilities associated with the office and act as interim Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Separation and Release Agreement, dated as of January 31, 2014, by and between the Company and James D. Palm.

99.1	Press release, dated January 29, 2014, entitled “Gulfport Energy Corporation Announces Executive Retirement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: February 4, 2014	By:	/s/ MICHAEL G. MOORE
Michael G. Moore President and Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1	Separation and Release Agreement, dated as of January 31, 2014, by and between the Company and James D. Palm.

99.1	Press release, dated January 29, 2014, entitled “Gulfport Energy Corporation Announces Executive Retirement.”